Exhibit 23.1
Consent of Independent Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-98202, 333-3878 and 333-85639) of Flushing Financial Corporation of our report dated January 26, 2000, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP

New York, New York
March 29, 2000


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